EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q2 2017 Financial Results

•	Record Recurring Revenues of $195.1 million, Up by 23%

•	Total Revenues of $224.7 million, Up by 20%

Weston, FL, August 1, 2017 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the second quarter ended June 30, 2017. Ultimate reported recurring revenues of $195.1 million, a 23% increase, and total revenues of $224.7 million, a 20% increase, both compared with 2016’s second quarter. GAAP net income for the second quarter of 2017 was $5.0 million, or $0.16 per diluted share, as compared with GAAP net income of $6.1 million, or $0.20 per diluted share, for the second quarter of 2016.
Non-GAAP net income for the second quarter of 2017, which excludes stock-based compensation expense and amortization of acquired intangibles, was $28.6 million, or $0.93 per diluted share. Non-GAAP net income for the second quarter of 2016 was $22.7 million, or $0.76 per diluted share. See “Use of Non-GAAP Financial Information” below.
“Our sales teams exceeded objectives in our plan for the second quarter while the average size of our new Enterprise clients continued to expand and the numbers of new Mid-Market and Strategic clients joining us grew. Our teams had success with our new products: UltiPro Learning, our person-centric solution for employee learning and development, and UltiPro Perception, our employee survey solution with its portfolio of advanced artificial intelligence technologies that are as sensitive to emotions as they are to statistics,” said Scott Scherr, founder, president and CEO of Ultimate.
“We are honored that Fortune magazine recognized Ultimate as the #1 Best Workplace for Millennials in the United States and that Forbes ranked Ultimate #7 on its 2017 list of 100 Most Innovative Growth Companies in the quarter. We are equally pleased that Enterprise product users on G2 Crowd rated Ultimate #1 in Satisfaction in its Summer 2017 Payroll grid and that the National Customer Service Association named Ultimate the Service Organization of the Year in its Large Business category. Third-party recognition of this caliber reflects the innovative strength of our culture and the product and service excellence that our people deliver. These are the qualities that differentiate us and will continue to fuel our growth.”
Ultimate’s financial results teleconference will be held today, August 1, 2017, at 5:00 p.m. Eastern time, at http://www.investorcalendar.com/IC/CEPage.asp?ID=175491. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.
Financial Highlights

•
Recurring revenues from our cloud offering grew by 23% for the second quarter of 2017 as compared with the same period in 2016. Recurring revenues were 87% of total revenues for the second quarter of 2017 as compared with 85% of total revenues for the second quarter of 2016.

•	Ultimate’s total revenues for the second quarter of 2017 increased by 20%, as compared with those for the second quarter of 2016.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for its recurring revenue cloud customer base as of June 30, 2017.

•	Cash flows from operating activities for the second quarter of 2017 were $43.2 million, compared with $27.0 million for the second quarter of 2016.
Adoption of Accounting Guidance
In March 2016, the FASB issued ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). The standard amends the accounting for certain aspects of share-based payments to employees. We elected to early adopt the new guidance in the third quarter of fiscal year 2016. Therefore, the prior year numbers in our unaudited condensed consolidated financial statements and our unaudited reconciliation of non-GAAP financial measures to GAAP financial measures in this press release, reflect revised numbers in accordance with the adoption of this guidance.
Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $111.0 million as of June 30, 2017, compared with $97.9 million as of December 31, 2016.
During the six months ended June 30, 2017, we used $34.7 million to acquire 178,293 shares of our common stock, $0.01 par value common stock ("Common Stock") to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We did not purchase any Common Stock under our previously announced stock repurchase plan (the "Stock Repurchase Plan") during the six months ended June 30, 2017. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Financial Outlook
As a result of our strong Enterprise sales going upmarket in 2016 and 2017, the time-to-live periods in the backlog have expanded by 2-3 months. We also experienced the same business effect with our mid-market sales for which the related backlog expanded by 1-2 months. This extension of time-to-live periods caused the revision to our financial guidance for the second half of 2017, which impacted our full year guidance for 2017. It is important to note that the extension of the time-to-live periods does not change the overall value of recurring revenues from these customers and is essentially a timing issue.
For the third quarter of 2017:

•	Recurring revenues of approximately $201 to $203 million,

•	Total revenues of approximately $231 to $235 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 19%.
For the year 2017:

•	Recurring revenues to increase by approximately 22% over 2016,

•	Total revenues to increase by approximately 20% over 2016, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 19%.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation or others that may arise during the year. In particular, stock-based compensation is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense for the year ending December 31, 2017 will have a significant impact on our operating margin on a GAAP basis.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 33 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston,

Florida, and employs approximately 3,950 professionals. In 2017, Fortune ranked Ultimate #7 on its prestigious 100 Best Companies to Work For list, our sixth consecutive year to be ranked in the top 25, #1 on Fortune's Best Workplace for Millennials; and #1 on Fortune’s list of the 10 Best Workplaces in Technology, our second year to top this list. Also in 2017, Forbes ranked Ultimate #7 on its list of 100 Most Innovative Growth Companies, the National Customer Service Association named our services division the top Service Organization of the Year in the Large-Business category, People magazine ranked Ultimate #2 on its list of 50 Companies That Care, Brandon Hall Group honored Ultimate with its Gold Award in Technology, HfS Research rated Ultimate the top HCM vendor for predictive people analytics in its Blueprint Market Guide, Stevie Awards honored Ultimate with its People’s Choice Award for Favorite Customer Service, and the National Customer Service Association named Ultimate the Service Organization of the Year. In 2016, Ultimate was ranked #1 on Glassdoor’s list of 25 Highest-Rated Public Cloud Companies To Work For. Ultimate has more than 3,700 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.
UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Recurring	$195,147	$158,479	$385,128	$311,230
Services	29,545	28,058	68,055	62,521
Total revenues	224,692	186,537	453,183	373,751
Cost of revenues:
Recurring	52,539	42,951	102,608	82,408
Services	31,715	29,342	71,346	62,146
Total cost of revenues	84,254	72,293	173,954	144,554
Gross profit	140,438	114,244	279,229	229,197
Operating expenses:
Sales and marketing	67,015	54,548	136,375	111,130
Research and development	34,997	29,053	71,155	56,568
General and administrative	31,472	22,180	61,676	43,709
Total operating expenses	133,484	105,781	269,206	211,407
Operating income	6,954	8,463	10,023	17,790
Other (expense) income:
Interest and other expense	(165)	(180)	(445)	(364)
Other income, net	81	102	307	205
Total other expense, net	(84)	(78)	(138)	(159)
Income before income taxes	6,870	8,385	9,885	17,631
Benefit (provision) for income taxes	(1,868)	(2,263)	2,451	(4,909)
Net income	$5,002	$6,122	$12,336	$12,722
Net income per share:
Basic	$0.17	$0.21	$0.42	$0.44
Diluted	$0.16	$0.20	$0.40	$0.42
Weighted average shares outstanding:
Basic	29,751	28,895	29,645	28,860
Diluted	30,623	30,240	30,639	30,240

Stock-based Compensation, Amortization of Acquired Intangibles and Transaction Costs related to Business Combinations

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Stock-based compensation expense:
Cost of recurring revenues	$2,981	$2,168	$5,797	$4,098
Cost of services revenues	1,935	1,476	3,924	3,021
Sales and marketing	19,785	15,015	37,196	28,683
Research and development	3,134	1,920	5,911	3,767
General and administrative	11,443	8,064	20,316	15,488
Total non-cash stock-based compensation expense	$39,278	$28,643	$73,144	$55,057

Amortization of acquired intangibles:
General and administrative	$776	$257	$1,556	$504
Total amortization of acquired intangibles	$776	$257	$1,556	$504

Stock-based compensation for the three and six months ended June 30, 2017 was $39.3 million and $73.1 million, respectively, as compared with stock-based compensation for the three and six months ended June 30, 2016 of $28.6 million and $55.1 million, respectively. The increases in stock-based compensation for the three and six months ended June 30, 2017 included increases of $5.8 million and $10.5 million, respectively, associated with modifications and terminations made to the Company’s change in control plans in March 2015, February 2016 and February 2017, as shown in the table below (the "CIC Modifications"). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change in control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.
Stock-based compensation expense and stock-based compensation expense associated with the CIC Modifications as discussed above are as follows (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Stock-based compensation expense:
Stock-based compensation expense	$22,433	$17,581	42,245	34,665
Stock-based compensation expense related to CIC Modifications	16,845	11,062	30,899	20,392
Total non-cash stock-based compensation expense	$39,278	$28,643	$73,144	$55,057

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of June 30, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$98,039	$73,773
Investments in marketable securities	12,924	15,541
Accounts receivable, net	168,920	162,240
Prepaid expenses and other current assets	72,458	61,901
Deferred tax assets, net	—	1,125
Total current assets before funds held for customers	352,341	314,580
Funds held for customers	489,618	465,167
Total current assets	841,959	779,747
Property and equipment, net	220,589	179,558
Goodwill	35,563	35,322
Investments in marketable securities	—	8,547
Intangible assets, net	22,371	23,860
Other assets, net	50,995	47,432
Deferred tax assets, net	70,735	78,115
Total assets	$1,242,212	$1,152,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,835	$13,519
Accrued expenses and other liabilities	38,562	50,973
Deferred revenue	184,408	171,669
Capital lease obligations	5,305	5,056
Total current liabilities before customer funds obligations	242,110	241,217
Customer funds obligations	491,661	466,423
Total current liabilities	733,771	707,640
Deferred revenue	2,547	2,307
Deferred rent	6,208	6,022
Capital lease obligations	4,707	3,985
Other long-term liabilities	4,875	—
Deferred income tax liability	441	519
Total liabilities	752,549	720,473

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	345	340
Additional paid-in capital	565,326	520,524
Accumulated other comprehensive loss	(6,611)	(7,023)
Accumulated earnings	141,962	129,626
	701,022	643,467
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	489,663	432,108
Total liabilities and stockholders’ equity	$1,242,212	$1,152,581

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$12,336	$12,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,551	12,575
Provision for doubtful accounts	3,364	2,136
Non-cash stock-based compensation expense	73,144	55,057
Income taxes	(2,961)	4,671
Net amortization of premiums and accretion of discounts on available-for-sale securities	262	277
Changes in operating assets and liabilities:
Accounts receivable	(10,044)	(19,097)
Prepaid expenses and other current assets	(10,557)	(6,476)
Other assets	(3,563)	(7,902)
Accounts payable	316	1,494
Accrued expenses, other liabilities and deferred rent	(2,333)	(2,843)
Deferred revenue	12,979	12,992
Net cash provided by operating activities	89,494	65,606
Cash flows from investing activities:
Purchases of property and equipment	(43,540)	(33,643)
Purchases of marketable securities	(122,625)	(138,157)
Proceeds from sales and maturities of marketable securities	73,069	56,130
Payments for acquisitions	—	(9,125)
Net change in money market securities and other cash equivalents held to satisfy customer funds obligations	35,684	71,972
Net cash used in investing activities	(57,412)	(52,823)
Cash flows from financing activities:
Repurchases of Common Stock	—	(29,685)
Net proceeds from issuances of Common Stock	4,541	2,729
Withholding taxes paid related to net share settlement of equity awards	(34,745)	(18,564)
Principal payments on capital lease obligations	(3,148)	(2,810)
Repayments of other borrowings	—	(200)
Net change in customer funds obligations	25,238	7,883
Net cash used in financing activities	(8,114)	(40,647)
Effect of exchange rate changes on cash	298	857
Net increase (decrease) in cash and cash equivalents	24,266	(27,007)
Cash and cash equivalents, beginning of period	73,773	109,325
Cash and cash equivalents, end of period	$98,039	$82,318

Supplemental disclosure of cash flow information:
Cash paid for interest	$238	$208
Cash paid for taxes	$1,048	$1,223

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$4,119	$4,112
Cash held in escrow for business combinations	$3,600	$1,000
Stock based compensation for capitalized software	$2,021	$1,958
Software services agreement	$6,500	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$6,954	$8,463	$10,023	$17,790
Operating income, as a % of total revenues	3.1%	4.5%	2.2%	4.8%
Add back:
Non-cash stock-based compensation expense	39,278	28,643	73,144	55,057
Non-cash amortization of acquired intangible assets	776	257	1,556	504
Non-GAAP operating income	$47,008	$37,363	$84,723	$73,351
Non-GAAP operating income, as a % of total revenues	20.9%	20.0%	18.7%	19.6%

Non-GAAP net income reconciliation:
Net income	$5,002	$6,122	$12,336	$12,722
Add back:
Non-cash stock-based compensation expense	39,278	28,643	73,144	55,057
Non-cash amortization of acquired intangible assets	776	257	1,556	504
Income tax effect of above items	(16,432)	(12,279)	(35,439)	(23,636)
Non-GAAP net income	$28,624	$22,743	$51,597	$44,647

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.16	$0.20	$0.40	$0.42
Add back:
Non-cash stock-based compensation expense	1.28	0.96	2.39	1.82
Non-cash amortization of acquired intangible assets	0.03	0.01	0.06	0.02
Income tax effect of above items	(0.54)	(0.41)	(1.17)	(0.78)
Non-GAAP net income, per diluted share	$0.93	$0.76	$1.68	$1.48
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	29,751	28,895	29,645	28,860
Diluted	30,623	30,240	30,639	30,240
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and six months ended June 30, 2017, stock-based compensation expense was $39.3 million and $73.1 million, respectively, on a pre-tax basis. For the three and six months ended June 30, 2016, stock-based compensation expense was $28.6 million and $55.1 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and six months ended June 30, 2017, the amortization of acquired intangible assets was $0.8 million and $1.6 million, respectively. For the three and six months ended June 30, 2016 the amortization of acquired intangible assets was $0.3 million and $0.5 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.